Exhibit 99.9

Form of Proxy of DIMON Incorporated

[Front of Proxy Card]

PROXY	PROXY

DIMON INCORPORATED

512 BRIDGE STREET

P. O. BOX 681

DANVILLE, VIRGINIA 24543

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. C. Richard Green, Jr., Mr. Joseph L. Lanier, Jr. and Mr. Martin R. Wade, III, or any one of them acting singly, proxies for the undersigned, with full power of substitution, to act and vote with the powers the undersigned would possess if personally present at the Special Meeting of Shareholders of DIMON Incorporated to be held at The Carrington Conference Center, 503 Bridge Street, Danville, Virginia 24541 on [Day of Week], [Month] [Day], 2005, at     :00 A.M., EST, and at any and all adjournments thereof.

1.	THE MERGER

To adopt (i) the Agreement and Plan of Reorganization, dated as of November 7, 2004, a copy of which is attached to the accompanying Proxy Statement as Annex A, and (ii) the Plan of Merger, dated as of November 7, 2004, a copy of which is attached to the accompanying Proxy Statement as Annex B, each providing for the merger of Standard Commercial Corporation with and into DIMON Incorporated.

The Board recommends a vote “FOR” the foregoing proposal.

(mark only one box)	☐ For	☐ Against	☐ Abstain

2.	APPROVAL OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

To approve the Amended and Restated Articles of Incorporation of DIMON Incorporated, a copy of which is attached to the accompanying Proxy Statement as Annex C.

The Board recommends a vote “FOR” the foregoing proposal.

(mark only one box)	☐ For	☐ Against	☐ Abstain

3.	ELECTION OF DIRECTORS

To elect the following nominees for director to serve as directors in their respective classes until the expiration of their terms or until their successors are elected and qualified.

Class II	Class III	Class I
Terms expire at 2005 annual meeting	Terms expire at 2006 annual meeting	Terms expire at 2007 annual meeting

Nigel G. Howard	Mark W. Kehaya	Robert E. Harrison
William S. Sheridan	Gilbert L. Klemann, II	B. Clyde Preslar
Martin R. Wade, III

The Board recommends a vote “FOR” the foregoing proposal.

(mark only one box)	☐ For all	☐ Withold all	☐ For all except

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee’s name in the following space:

______________________________________________________________________________________________________

4.	OTHER BUSINESS, INCLUDING POSSIBLE ADJOURNMENT OF THE DIMON SPECIAL MEETING

Please sign and date on reverse side.

[Back of Proxy Card]

When properly executed and delivered, this proxy will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” adoption of the Agreement and Plan of Reorganization and the Plan of Merger in Item One; “FOR” approval of the Amended and Restated Articles of Incorporation in Item Two; and “FOR” the election of all the directors listed in Item Three. Proxies for the undersigned will have discretionary authority to vote in accordance with the recommendations of the Board of Directors on all other matters that properly come before the meeting or any adjournment thereof.

Dated [Month] [Day], 2005

SHAREHOLDER’S SIGNATURE

Please sign exactly as the name appears on this card. Only one of several joint owners need sign. Fiduciaries and Corporate Officers should give full title.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.